CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated December 17, 1998 relating to the October 31, 1998 financial statements and financial highlights of Heritage U.S. Government Income Fund, appearing in the October 31, 1998 Annual Report to Shareholders of Heritage U.S. Government Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Experts" in such Combined Proxy Statement and Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information of Heritage Income Trust dated February 1, 1999, which is incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
June 10, 1999